EXHIBIT 4.1
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                     CONSULTANT AGREEMENT
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  CONSULTANT AGREEMENT, dated as of November 22, 2000,
  between Advantage Life Products, Inc., a Delaware corporation (the "Company") and Mr. Ron Stoeppelwerth
  (the "Consultant") an individual resident of Connecticut. The parties hereto agree as follows:
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  1.  Consulting.
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  (a) Agreement to Consult.  Upon the terms and subject to
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  the conditions of this Agreement, the Company shall
  hereby hire the Consultant and the Consultant hereby agrees to be hired by the Company.
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  (b) Term of Consulting.  The Company shall hire the
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  Consultant pursuant to the terms hereof for the period
  commencing on the date Consultant begins non-exclusive Consulting with the Company (the "Start Date"), which shall be the earliest date reasonably possible for Consultant, and ending on February 28, 2001, provided that the Consultant's consulting with the Company shall
  be deemed to be automatically renewed upon the same terms and conditions for an additional three-month period ending on May 31, 2001 unless either party hereto shall have given the other party written notice that such party does not intend to renew the Agreement as of such date at least thirty (30) days in advance of the date on which this Agreement would otherwise automatically be renewed. The period during which the Consultant is hired pursuant to this Agreement, including any renewal thereof in accordance with this Section (1)(b), shall be referred to as the "Consulting Period."
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  2.  Consulting work.
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  During the Consulting Period, the Consultant shall act as
  Internet Business Developer and the Consultant shall have the duties, responsibilities and obligations customarily assigned to individuals serving in the position or positions in which the Consultant serves hereunder. The Consultant shall report to the President of the Company. Rights to all tangible, intangible and intellectual property including, but not limited to Copyrights,
  Patents and Trade Marks that the Consultant produces during the Consultant period belongs and will after any termination of the Consulting period belong to the Company, and the Consultant and the Company hereby agree to draft a detailed agreement at a later stage in regard to that matter. The Consultant is not required to devote his full time to the services required of him hereunder, but shall use his best efforts, judgment, skill and energy to perform such services in a manner consonant
  with the duties of his position and to improve and
  advance the business and interests of the Company.
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  3.  Compensation Fee.
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  The Company shall pay the Consultant a fee of 500,000
  shares of Common stock of the Company listed on the NQB Pink Sheets under the trading symbol ADVT for the first period ending February 28, 2000. Following renewal of the Consultant agreement the parties hereto agree to re-negotiate the number of shares, a lump sum, or a combination of both, as the case may be.
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  4. Non-competition and Confidentiality.
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  (a) Non-competition.  If the Consultant's Consulting with
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  the Company terminates during the Consulting Period for
  any reason during the three-month period following such termination or resignation of the Consultant (the "Restriction Period"), the Consultant shall not become associated with any entity, whether as a principal, partner, employee, consultant or shareholder (other than as a holder of not in excess of 1% of the outstanding voting shares of any publicly traded company), that is actively engaged in the any business that directly competes with any business, that at the time of termination, The Company was actively engaged in during a period of three years.
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  (b) Confidentiality.  Without the prior written consent
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  of the Company, except for disclosures of Confidential
  Information (as defined below) in the ordinary course of business that, individually and in the aggregate, are not materially injurious to the Company or any of its subsidiaries, and except to the extent required by an order of a court having competent jurisdiction or under subpoena from an appropriate government agency, the Consultant shall not disclose any trade secrets, customer lists, computer programs, drawings, designs, marketing or sales plans, management organization information (including data and other information relating to members of the Board or management), operating policies or manuals, business plans, financial records or other financial, commercial, business or technical information relating to the Company or any of its subsidiaries or information designated as confidential or proprietary that the Company or any of its subsidiaries may receive belonging to suppliers, customers or others who do business with the Company or any of its subsidiaries (collectively, "Confidential Information") to any third person unless such Confidential Information has been previously disclosed to the public by the Company or is in the public domain (other than by reason of the Consultant's breach of this Section 4(b)). If the Consultant receives an order of a court or a subpoena requiring the Consultant to disclose any Confidential Information, as described above, the Consultant shall promptly deliver a copy of such order or subpoena to the Company and the Company shall use its best efforts to assist the Consultant in responding thereto.
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  (c) Company Property.  Promptly following the
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  Consultant's termination of Consulting, the Consultant
  shall return to the Company all property of the Company, and all copies thereof in the Consultant's possession or under his control, including, without limitation, all Confidential Information, in whatever media.
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  (d) Nonsolicitation of Employees.  During the Consulting
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  Period and the Restriction Period, the Consultant shall
  not directly or indirectly induce any employee of the Company or any of its subsidiaries to terminate
  Consulting with such entity, and will not directly or indirectly, either individually or as owner, agent, employee, consultant or otherwise, employ or offer Consulting to any person who is or was hired by the Company or a subsidiary thereof unless such person shall have ceased to be hired by such entity for a period of at least six months.
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  (e) Injunctive Relief with Respect to Covenants. The
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  Consultant acknowledges and agrees that the covenants and obligations of the Consultant with respect to non-competition, non-solicitation, confidentiality and
  Company property relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants and obligations will cause the Company and its subsidiaries irreparable injury for which adequate remedies are not available at law. Therefore, the Consultant agrees that the Company and its subsidiaries shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain the Consultant from committing any violation of the covenants and obligations contained in this Section
  4. These injunctive remedies are cumulative and are in addition to any other rights and remedies the Company or its subsidiaries may have at law or in equity.
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  5. Miscellaneous.
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  (a) Binding Effect.  This Agreement shall be binding on
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  the Company and any person or entity which succeeds to
  the interest of the Company (regardless of whether such succession occurs by operation of law, by reason of the sale of all or a portion of the Company's stock or assets or a merger, consolidation or reorganization involving the Company). This Agreement shall also inure to the benefit of the Consultant's heirs, executors, administrators and legal representatives.
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  (b) Assignment.  Except as provided under Section 5 (a)
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  above, neither this Agreement nor any of the rights or
  obligations hereunder shall be assigned or delegated by either party hereto without the prior written consent of the other party.
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  (c) Entire Agreement.  This Agreement supersedes any and
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  all prior agreements between the parties hereto, and
  constitutes the entire agreement between the parties hereto with respect to the matters referred to herein, and no other agreement, oral or otherwise, shall be binding between the parties unless it is in writing and signed by the party against whom enforcement is sought. There are no promises, representations, inducements or statements between the parties other than those that are expressly contained herein. The Consultant acknowledges that he is entering into this Agreement of his own free will and accord, and with no duress, that he has read this Agreement and that he understands it and its legal consequences. No parole or other evidence may be admitted to alter, modify or construe this Agreement, which may be changed only by a writing signed by the parties hereto.
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  (d) Severability; Reformation.  In the event that one or
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  more of the provisions of this Agreement shall become
  invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. In the event any part or Section of this agreement is not enforceable in accordance with its terms, the Consultant and the Company agree that such Section, or such portion of such Section, shall be reformed to make it enforceable in a manner, which provides the Company the maximum rights permitted under applicable law.
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  (e) Waiver.  Waiver by either party hereto of any breach
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  or default by the other party of any of the terms of this
  Agreement shall not operate as a waiver of any other breach or default, whether similar to or different from the breach or default waived. No waiver of any provision of this Agreement shall be implied from any course of dealing between the parties hereto or from any failure by either party hereto to assert their rights hereunder on any occasion or series of occasions.
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  (f) Notices.  Any notice required or desired to be
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  delivered under this Agreement shall be in writing and
  shall be delivered personally, by courier service, by registered mail, return receipt requested, or by telecopy and shall be effective upon dispatch to the party to whom such notice shall be directed, and shall be addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with
  the terms hereof):
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  if to the Company:         Advantage Life Products, Inc.
                             72 New Bond Street
                             London W1Y 9DD
                             England
                             Attn: Mats Hartling
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  if to the Consultant:      Mr. Ron Stoeppelwerth
                             555 Westhill Road
                             Stamford, CT 06902
                             Attn: Mr. Ron Stoeppelwerth
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  (g) Amendments.  This Agreement may not be altered,
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  modified or amended except by a written instrument signed by each of the parties hereto.
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  (h) Headings.  Headings to sections in this Agreement are
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  for the convenience of the parties only and are not
  intended to be part of or to affect the meaning or
  interpretation hereof.
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  (i) Counterparts.  This Agreement may be executed in
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  counterparts, each of which shall be deemed an original
  but both of which together shall constitute one and the
  same instrument.
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  (j) Withholding.  Any payments provided for herein shall
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  be reduced by any amounts required to be withheld by the
  Company from time to time under applicable Federal, state or local income or Consulting tax laws or similar statutes or other provisions of law then in effect.
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  (k) Governing Law.  This Agreement shall be governed by
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  the laws of the State of New Jersey, without reference to principles of conflicts or choice of law under which the law of any other jurisdiction would apply.
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  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Consultant has hereunto set her hand as of the day and year first above written.
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           [SIGNATURES APPEARS ON THE NEXT PAGE]
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  Advantage Life Products, Inc.
  /s/ Mats U. Hartling       Date: 11/22/00
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  By:  Mats U. Hartling
  Title:  President
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  The Consultant:
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  /s/ Ron Stoepplewerth      Date:11/22/00
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      Ron Stoeppelwerth
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